              SECOND SUPPLEMENTAL INDENTURE


    SECOND SUPPLEMENTAL INDENTURE, dated as of November 1, 1995 (this "Second Supplemental Indenture"), between U S WEST, Inc., a Delaware corporation ("U S WEST"), and Norwest Bank Minnesota, National Association, as Trustee
(the "Trustee").

                  W I T N E S S E T H:

    WHEREAS, U S WEST, Inc., a Colorado corporation
("U S WEST Colorado"), U S WEST Capital Funding, Inc., a Colorado corporation ("Capital Funding"), and the Trustee executed and delivered an Indenture, dated as of September 6, 1995, as amended by a First Supplemental Indenture, dated as of September 6, 1995 (as amended, the "Indenture"), to provide for the issuance from time to time of unsecured subordinated debt securities of Capital Funding (the "Securities") guaranteed by U S WEST Colorado (the "Guarantees");

    WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of August 17, 1995, between U S WEST Colorado and U S WEST, U S WEST Colorado is being merged with and into U S WEST, with U S WEST continuing as the surviving corporation;

    WHEREAS, in accordance with Section 10.01 of the Indenture, U S WEST desires to assume all of the obligations of U S WEST Colorado under the Indenture and the Guarantees;
and

    WHEREAS, U S WEST has requested that the Trustee execute and deliver this Second Supplemental Indenture pursuant to Section 9.01 of the Indenture, and all requirements necessary to make this Second Supplemental
Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects by U S WEST.

    NOW, THEREFORE, U S WEST covenants and agrees with the Trustee as follows:


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                         ARTICLE I

                 ASSUMPTION OF OBLIGATIONS

    SECTION 1.01.  ASSUMPTION OF OBLIGATIONS.  In
accordance with the provisions of Section 10.01 of the Indenture, U S WEST hereby assumes (i) the obligations of U S WEST Colorado under the Guarantees and (ii) the due and punctual performance and observance of all the covenants and conditions to be kept or performed by U S WEST pursuant to the terms of the Indenture or any indenture supplemental thereto.

    SECTION 1.02.  DISCHARGE OF OBLIGATIONS.  In
accordance with the provisions of Section 10.01 of the Indenture, U S WEST Colorado is hereby relieved of all obligations and covenants under the Indenture and the Guarantees.


                        ARTICLE II

                       MISCELLANEOUS

    SECTION 2.01.  CONFIRMATION OF INDENTURE.  The
Indenture, as supplemented and amended by this Second
Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Second Supplemental
Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

    SECTION 2.02.  CONCERNING THE TRUSTEE.  The
Trustee assumes no duties, responsibilities or liabilties by reason of this Second Supplemental Indenture other than as set forth in the Indenture.

    SECTION 2.03.  GOVERNING LAW.  This Second
Supplemental Indenture, the Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the internal laws of the State of New York.

    SECTION 2.04.  SEPARABILITY.  In case any one or
more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such


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invalid, illegal or unenforceable provision had never been
contained herein.

    SECTION 2.05.  COUNTERPARTS.  This Second
Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.


                               U S WEST, INC.


                               By:_________________________
                                  Name:
                                  Title:

Attest:



By:_________________________
   Name:
   Title:

                               NORWEST BANK MINNESOTA,
                                NATIONAL ASSOCIATION


                               By:_________________________
                                  Name:
                                  Title:

Attest:



By:_________________________
   Name:
   Title:


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STATE OF       )
COUNTY OF      )  ss.:


  On the ____ day of ___________, 1995, before me
personally came _______________ to me known, who, being by me duly sworn, did depose and say that he is the __________________ of U S WEST, INC., one of the
corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                               _________________________
                                    NOTARY PUBLIC

[seal]                         Commission expires


STATE OF       )
COUNTY OF      )  ss.:


  On the ____ day of ___________, 1995, before me
personally came _____________________ to me known, who, being by me duly sworn, did depose and say that he is the ______________________ of NORWEST BANK MINNESOTA, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                               _________________________
                                    NOTARY PUBLIC

[seal]                         Commission expires


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